Exhibit (p)(27)

LEVIN EASTERLY PARTNERS LLC

CODE OF ETHICS

As an investment adviser, Levin Easterly Partners LLC and its wholly owned subsidiaries (“Levin Easterly”, “we” or “our”) stands in a position of trust and confidence with respect to our clients. Accordingly, we have a fiduciary duty to place the interests of the clients that we manage (collectively “Clients”), including separately managed accounts and other types of accounts, before the interests of Levin Easterly and our Staff. In order to assist Levin Easterly and our Staff in meeting our obligations as a fiduciary, Levin Easterly has adopted this Code of Ethics (the “Code”) and Levin Easterly has separately adopted a Statement on Personal Trading (the “Statement”).1 The Code incorporates the following general principles which all Staff members are expected to uphold:

•	We must at all times place the interests of our Clients first;

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All personal securities transactions must be conducted in a manner consistent with the Code and the Statement, and avoid any actual or potential conflicts of interest or any abuse of a Staff member’s position of trust and responsibility. Detailed information about restrictions on personal trading is contained in the Statement;

•	Staff personnel must not take any inappropriate advantage of their positions at Levin Easterly;

•	Information concerning the identity of securities and financial circumstances of the Clients and their investors must be kept confidential; and

•	Independence in the investment decision-making process must be maintained at all times.

Levin Easterly believes that these general principles not only help us fulfill our fiduciary obligations, but also protect Levin Easterly’s reputation and instill in our Staff Levin Easterly’s commitment to honesty, integrity and professionalism. Staff should understand that these general principles apply to all conduct, whether or not the conduct also is covered by more specific standards or procedures set forth below. Failure to comply with the Code may result in disciplinary action, including termination of employment.

A.	Persons Covered by the Code

The Code applies to Levin Easterly’s staff, which includes (i) all principals and employees of Levin Easterly; (ii) all other persons who occupy physical space at the offices of Levin Easterly and work on matters that relate to the Clients; and (iii) temporary workers, consultants, independent contractors, certain employees of affiliates or other persons designated by the Compliance Officer2 as covered by the Code (collectively, the “Staff”). For purposes of the Code, “Staff” includes all of Levin Easterly’s supervised persons.

[1]

This Code is intended to be read in conjunction with the Statement and together these two documents are adopted to meet our requirement under Advisers Act Rule 204A-1, which requires a registered investment adviser to establish, maintain and enforce a written code of ethics.

B.	Compliance with Applicable Federal Securities Laws

In addition to the general principles of conduct stated in the Code and the specific trading restrictions and reporting requirements described below, the Code requires all Staff to comply with applicable federal securities laws. These laws include the Securities Act of 1933 (the “Securities Act”), the Securities Exchange Act of 1934, the Investment Company Act of 1940, the Investment Advisers Act of 1940, all applicable laws regarding insider trading, Title V of the Gramm-Leach-Bliley Act of 1999 (privacy requirements and the protection of customer non-public personal information), any rules adopted by the Securities and Exchange Commission under any of these statutes, the Bank Secrecy Act as it applies to private investment funds and investment advisers, and any rules adopted thereunder by the Securities and Exchange Commission or the Department of the Treasury.

C.	Personal Trading

Levin Easterly believes that personal trading by its Staff raises important fiduciary issues. Accordingly, and as noted above, Levin Easterly has separately adopted a Statement on Personal Trading (the “Statement”), which is incorporated by reference into this Code. The Statement contains information regarding pre-clearance and reporting requirements with respect to personal trading. All Staff are expected to read and understand the Statement. In addition, all Staff personnel are required to sign a written acknowledgement (in the form provided by Levin Easterly) evidencing the fact that each Staff member has received, reviewed, and understands the Code.

D.	Service on Boards of Directors and Other Outside Activities

A Staff member’s service on the board of directors of an outside company could lead to the potential for conflicts of interest and insider trading problems, and may otherwise interfere with the Staff member’s duties to Levin Easterly. Accordingly, Staff personnel are prohibited from serving on the boards of directors of any public companies. All Staff members must obtain prior written approval for any outside employment or other business affiliation including self-employment, ownership of or active participation in a business, fiduciary appointments, and other position for which the Staff member accepts compensation. Civic, charitable organizations, not for profit or non-profit organizations are not exempt from this requirement regardless if compensation is received. Volunteer work for non-profit organizations performing ministerial functions is not subject to this paragraph. After each calendar quarter-end, all Levin Easterly employees must certify they have disclosed all outside business activities.

E.	Gifts and Entertainment

In order to address conflicts of interest that may arise when a Staff member accepts or gives a gift, favor, entertainment, special accommodation, or other items of value, and to meet applicable regulatory requirements, Levin Easterly places restrictions on gifts and entertainment. The following specific restrictions apply.

[2]	The Compliance Officer role will be filled by Raymond Ottusch, and in his absence, by Grace Bosserman.

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Gifts. No Staff member may receive any gift, service, or other item that exceeds in the aggregate $150 per year from or to any person or entity that does or seeks to do business with or on behalf of Levin Easterly. Furthermore, Staff members should not accept gifts from any person in connection with Levin Easterly’s business if the acceptance of such gift would influence any material decision of such Staff member or otherwise cause the Staff member to feel obliged to do something in return for the gift.

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Entertainment. No Staff member may accept extravagant or excessive entertainment to or from an investor, prospective investor, or any person or entity that does or seeks to do business with or on behalf of Levin Easterly. Staff may provide or accept a business entertainment event, such as a meal or a sporting event, of reasonable value, if the person or entity providing the entertainment is present and the entertainment is not so frequent nor extensive as to raise any question of propriety. Furthermore, Staff members should not accept entertainment from any person in connection with Levin Easterly’s business if the acceptance of such gift would influence any material decision of such Staff member or otherwise cause the Staff member to feel obliged to do something in return for the entertainment.”

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Cash. No Staff member may accept cash gifts or cash equivalents (except gift certificates) to or from an investor, prospective investor, or any entity that does or seeks to do business with or on behalf of Levin Easterly.

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Gift Reports. Upon the receipt of any gift, a Staff member must promptly report the gift to the Compliance Department, and must do so by sending an e-mail, or by other prompt available communication, which contains the following information with respect to the gift: (1) Staff member name; (2) whether the gift was received; (3) date of receipt (date of email or notification is sufficient); (4) brief gift description; 5) name of sender (if known or disclosed); (6) sender’s firm (if known or disclosed); and (7) gift value or reasonable estimation if the gift exceeds $150.00 to the extent known (if unknown, the Compliance Department will make a fair and reasonable estimate and final determination). The Compliance Department shall review all gift reporting and verify if any gifts may have exceeded $150.00. Gifts to an individual or multiple individuals in excess of $150.00 per person may be returned/declined.

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Entertainment Reports. Prior to or immediately after attending or sponsoring any entertainment event (including events sponsored by third parties), a Staff member must promptly report the entertainment event to the Compliance Department, and must do so by sending an e-mail, or by other prompt available communication, which contains the following information with respect to the attended event: (1) Staff member name(s); (2) state if the Staff member sponsored the event, (3) date or date reference of the event; (4) brief description of the event; (5) sponsoring firm if other than Levin Easterly; and (6) the name of at least one attendee(s) of the sponsoring firm and their firm names, if applicable.

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The Compliance Officer will review such gift and entertainment reports and may require the Staff member to return the gift or provide payment for a gift or entertainment if the Compliance Officer or Chief Executive Officer believes that such action is appropriate.

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Government Officials. No gift or entertainment event of any value involving government officials or their families may be given or sponsored by Levin Easterly or any Staff member without the prior written approval of the Compliance Officer. Please refer to Section F –Political Contributions for additional information.

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Solicited Gifts. No Staff member may use his or her position with Levin Easterly to obtain anything of value from a client, supplier, or person to whom the Staff member refers business, or any other entity with which Levin Easterly does business.

•	Referrals. Staff personnel may not make referrals to clients (e.g., of accountants, attorneys, or the like) if the Staff member expects to personally benefit in any way from the referral.

•	Quarterly and Yearly Certification reporting. After each calendar quarter-end, all Levin Easterly employees must certify they have reported all Gift and Entertainment occurrences.

Employee’s should always use good judgment in connection with receipt of gifts or entertainment. If in doubt about any types of gifts or entertainment, please consult the Compliance Officer in advance whenever possible.

F.	Political Contributions

1. This requirement applies to contributions made by Levin Easterly, Persons Covered by the Code (See Section A above—Persons Covered by the Code), any Political Action Committee (“PAC”) controlled by Levin Easterly, and anyone who solicits public investment advisory business relationships on behalf of Levin Easterly including lawyers, placement agents, affiliated entities or individuals, consultants, or through any third party. Levin Easterly may not be able to solicit or provide advisory services for two (2) years (before and after the contribution) to any governmental entity after Levin Easterly or Firm personnel makes a political contribution, soliciting or coordinating contributions, payments to a political party of a State or local government, or to a public official of a governmental entity that is in a position to influence the award of advisory business. Levin Easterly is prohibited from paying third party entities to make political contributions and then solicit those government entities for our advisory services.

(a)

Prior to making any political contribution by Levin Easterly or an affected employee, the proposed contribution must be cleared by both the Chief Compliance officer in consultation with the Chief Executive Officer of Levin Easterly.

(b)	Levin Easterly and its employees are prohibited from soliciting others to make contributions to a public official or to their PAC.

(c)	Levin Easterly will maintain internal records of affected employees and their contributions. The Chief Compliance Officer will be responsible for keeping track of such contributions.

2. The following types of contributions made by Levin Easterly or affected employees are subject to the Advisers Act Rule 206(4)-5. Those excluded are also explained below.

(a)

“Contributions” include any gift, subscription, loan, advance, or deposit of money or anything of value made: (i) for the purpose of influencing any election for federal, state or local office; (ii) for payment or reduction of debt incurred in connection with any such election; or (iii) for transition or inaugural expenses incurred by the successful candidate for state or local office. “State” includes any state of the United States, the District of Columbia, Puerto Rico, the Virgin Islands, or any other possession of the United States.

(b)

Contributions to a “public official” are subject to the rule. A “public official” is defined as any incumbent, candidate or successful candidate for elective office of any governmental body, which office is directly or indirectly responsible for, or can influence the outcome of, the hiring of an investment advisor for a municipal securities business. This includes any public official or candidate (or successful candidate) who has influence over the awarding of investment advisory business so that contributions to certain state-wide executive or legislative officials (including governors) would be included within the rule.

(c)

Indirect contributions by affected employees are also subject to the rule, including contributions to a local political party who is soliciting contributions to specifically support an issuer official.

(d)

Specifically excluded from this requirement are contributions by Persons Covered by the Code that do not exceed, in total, $350 to each official, per election, but only if the Firm employees and individuals subject to this Code are entitled to vote for such official. This is defined “entitled to vote” to mean the employee’s principal residence is in the locality in which the issuer official seeks election. Otherwise, the contribution cannot exceed $150 to each official, per election.

(e)

The definition of “contribution” does not restrict the personal volunteer work of Persons Covered by the Code in political campaigns other than soliciting or coordinating contributions. However, if the resources of Levin Easterly are used (a political position paper is prepared by Levin Easterly personnel, Levin Easterly supplies or facilities are used, etc.) or expenses are incurred by Levin Easterly’s employees and/or individuals subject to this Code in the course of the volunteer work, the value of the resources or expenses would be considered a contribution and could trigger the restriction on business.

3. Whose Contributions Are Affected. Covered contributions include those by Levin Easterly, any PAC controlled by Levin Easterly, Persons Covered by the Code and anyone who solicits public investment advisory business for Levin Easterly including lawyers, placement agents, affiliated entities or individuals, consultants, or through any third party.

Note that contributions made by affected individuals PRIOR TO joining Levin Easterly or leaving Levin Easterly could affect Levin Easterly’s ability to conduct business with issuers. New employees do not join with a clean slate; contributions by the new employee during the prior two (2) years are also considered. Levin Easterly will require new employees to certify to it as to any political contributions made by such employees during the two (2) years prior to their employment. Copies of such certifications will be forwarded to the Compliance Officer.

4. Approval. As also noted above, proposed political contributions to officials of issuers must be cleared by the Chief Compliance Officer in consultation with the Chief Executive Officer before such proposed contributions are made to such officials. In addition, any political activities (e.g., volunteer work, etc.) on behalf of an official of an issuer must be cleared, in advance, by both the Chief Executive Officer and the Chief Compliance Officer prior to participation.

5. Prohibitions. Neither Levin Easterly nor any of its employees and individuals subject to this Code as defined herein may solicit others, including employees, family members, PACs, and any others outside Levin Easterly, to make contributions to an official of an issuer with whom Levin Easterly engages or is seeking to engage in municipal securities business, or to coordinate such contributions. Levin Easterly and firm employees and individuals subject to this Code may not engage in fund-raising activities for officials of issuers.

6. Records To Be Maintained By Levin Easterly. Levin Easterly will maintain information in its files identifying affected employees and the states in which it is engaged or is seeking to engage in investment advisory relationships; municipal issuers with whom Levin Easterly is doing and has done business for the past two (2) years; consultants engaged to obtain business; and all contributions made to issuer officials including contributions of affected employees, Levin Easterly, and any PAC controlled by Levin Easterly. This does not include the minimal $150 contributions allowed under Advisers Act Rule 206(4)-5. This will be an internal record subject to scrutiny by regulatory authorities.

7. Quarterly and Annual Reporting. All firm personnel must certify to Levin Easterly they have not been subject to a disqualifying event as defined by Regulation D Section 506(d) (“Bad Actor” rule) (Exhibit A). All and gifts and entertainment events (Exhibit B) and political contributions (Exhibit C) as part of the Code of Ethics certification process.

G.	Reporting Violations

Every Staff member must immediately report any violation of the Code or the Statement to the Compliance Officer or, in the Compliance Officer’s absence, to Grace Bosserman. All reports will be treated confidentially and investigated promptly and appropriately. Levin Easterly will not retaliate against any Staff member who reports a violation of the Code or Statement in good faith and any retaliation constitutes a violation. The Compliance Officer will keep records of any violation of the Code or the Statement, and of any action taken as a result of the violation.

H.	Administration of the Code

The Compliance Officer will receive and review all reports submitted pursuant to the Code or the Statement. The Compliance Officer will review the reports to determine, for example, that any personal trades by the Staff are consistent with requirements and restrictions set forth in the Code and the Statement and do not otherwise indicate any improper trading activities. The Compliance Officer also will ensure that all books and records relating to the Code and the Statement are properly maintained. The books and records required to be maintained include the following:

•	A copy of the Code and the Statement that is in effect, or at any time within the past five years was in effect;

•	A record of any violation of the Code or the Statement, and of any action taken as a result of the violation;

•	A record of all written acknowledgements of receipt, review and understanding of the Code and the Statement from each person. who was subject to the Code and the Statement;

•	A record of each report made by a Staff member, including any brokerage confirmations and brokerage account statements obtained from Staff;

•	A record of the names of persons who are currently, or who were during the prior five years were subject to the Code and the Statement were, Staff members; and

•	A record of any decision, and the reasons supporting the decision, to approve the acquisition of any private placement.

These books and records must be maintained by Levin Easterly in an easily accessible place for at least five years from the end of the fiscal year during which the record was created, the first two years in an appropriate office of Levin Easterly.

Finally, Levin Easterly is required to include a description of our Code and our Statement in Part 2A of our Form ADV and, upon request, furnish a copy of the Code and the Statement to clients. The Compliance Officer will ensure that a proper description of our Code and our Statement is included in the Form ADV and will coordinate the distribution of our Code and our Statement to any investors or separate account clients who request a copy.

I.	Sanctions

Any violation of any provision of the Code or the Statement may result in disciplinary action. The Chief Executive Officer of Levin Easterly and/or outside counsel will determine an appropriate sanction. Disciplinary action may include, among other sanctions, a letter of reprimand, disgorgement, suspension, demotion or termination of employment.

J.	Acknowledgment of Receipt and Compliance

Levin Easterly will provide each Staff member with a copy of the Code and any amendments hereto. Any questions regarding any provision of the Code or its application should be directed to the Compliance Officer. Each Staff member must provide Levin Easterly with a written acknowledgement (in the form provided by Levin Easterly) evidencing the fact that such Staff member has received and reviewed, and understands, the Code.

Dated: December 21, 2018

EXHIBIT A

QUARTERLY CERTIFICATION

(Regulation D Section 506(d)) For Levin Easterly Staff Members

By signing below, I represent and warrant that I am answering the following questions truthfully and to the best of my knowledge. If any question is answered “Yes,” I agree to attach a separate sheet to this Questionnaire explaining that answer. I agree to inform the Chief Compliance Officer immediately if any of my responses provided in this Questionnaire change or if any situation arises that could, in the future, cause any of such responses to change.

1.	Have you been convicted, within the last ten years, of any felony or misdemeanor:

(A) In connection with the purchase or sale of any security;

(B) Involving the making of any false filing with the U.S. Securities and Exchange Commission (the “Commission”); or

(C) Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities?
☐ Yes ☐ No

2.	Are you subject to any order, judgment or decree of any court of competent jurisdiction, entered within the last five years, that restrains or enjoins you from engaging or continuing to engage in any conduct or practice:

(A) In connection with the purchase or sale of any security;

(B) Involving the making of any false filing with the Commission; or

(C) Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities?
☐ Yes ☐ No

3.	Are you subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

(A) Bars you from:

(1) Association with an entity regulated by such commission, authority, agency, or officer;

(2) Engaging in the business of securities, insurance or banking; or

(3) Engaging in savings association or credit union activities; or

(B) Constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within the last ten years?
☐ Yes ☐ No

4.	Are you subject to an order of the Commission entered pursuant to section 15(b) or 15B(c) of the Securities Exchange Act of 1934 (15 U.S.C. 78o(b) or 78o-4(c)) or section 203(e) or (f) of the Investment Advisers Act of 1940 (15 U.S.C. 80b-3(e) or (f)) that:

(A) Suspends or revokes your registration as a broker, dealer, municipal securities dealer or investment adviser;

(B) Places limitations on your activities, functions or operations; or

(C) Bars you from being associated with any entity or from participating in the offering of any penny stock?
☐ Yes ☐ No

5.	Are you subject to any order of the Commission entered within the last five years that orders you to cease and desist from committing or causing a violation or future violation of:

(A)  Any scienter-based anti-fraud provision of the federal securities laws, including without limitation section 17(a)(1) of the Securities Act of 1933 (15 U.S.C. 77q(a)(1)), section 10(b) of the Securities Exchange Act of 1934 (15 U.S.C. 78j(b)) and 17 CFR 240.10b-5, section 15(c)(1) of the Securities Exchange Act of 1934 (15 U.S.C. 78o(c)(1)) and section 206(1) of the Investment Advisers Act of 1940 (15 U.S.C. 80b-6(1)), or any other rule or regulation thereunder; or

(B) Section 5 of the Securities Act of 1933 (15 U.S.C. 77e)?
☐ Yes ☐ No

6.	Are you suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?
☐ Yes ☐ No

7.	Have you filed (as a registrant or issuer), or been or been named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within the last five years, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or are you the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?
☐ Yes ☐ No

8.	Are you subject to a United States Postal Service false representation order entered within the last five years, or are you subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?
☐ Yes ☐ No

The undersigned has executed this Questionnaire this     day of             , 201    .

Signature

Print Name

EXHIBIT B

GIFTS AND ENTERTAINMENT CERTIFICATION

☐ I have reported all gifts and entertainment events received during the quarter ending              (please state specific date)

☐ I have no gift or entertainment events to report during the quarter ending                      (please state specific date)

By:
Name:
Date:

EXHIBIT C

POLITICAL CONTRIBUTIONS CERTIFICATION

☐ I have reported all political contributions made during the quarter ending              (please state specific date)

☐ I have no political contributions to report during the quarter ending                      (please state specific date)

As a reminder, all political contributions MUST BE PRE-CLEARED PRIOR to the contribution.

By:
Name:
Date:

EXHIBIT D

OUTSIDE BUSINESS ACTIVITIES CERTIFICATION

☐ I have reported all outside business activities in which I engage or engaged during the quarter ending              (please state specific date)

☐ I have no outside business activities to report during the quarter ending                      (please state specific date)

By:
Name:
Date: